Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-116976) of MoneyGram International, Inc. of our report dated March 2, 2005, appearing in this Annual Report on Form 10-K of MoneyGram International, Inc. for the year ended December 31, 2004.
/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 2, 2005